Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-183180 on Form S-3 and Registration Statements Nos. 333-76288, 333-139108, 333-129454, 333-03289-99, 333-88372, 333-121371, 333-125010, 333-141282, 333-156243, 333-159361, 333-159362, 333-168797, and 333-195974 on Form S-8 of our reports dated March 1, 2013, relating to the consolidated financial statements and financial statement schedules of PNM Resources, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of PNM Resources, Inc. and subsidiaries for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
February 27, 2015